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                                                             Exhibit (d)(3)(iii)

                               AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

     AMENDMENT NO. 1 to Amended and Restated Investment Advisory Agreement ("Amendment No. 1"), dated as of December 12, 2003, between The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation (the "Manager") and Dresdner RCM Global Investors LLC, a limited liability company organized under the laws of the State of Delaware ("Adviser"), with respect to the AXA Premier Funds Trust.

     The Manager and the Adviser agree to modify and amend the Amended and Restated Investment Advisory Agreement (the "Agreement") dated as of July 31, 2003 between them as follows:

     1. Appendix A. Appendix A to the Agreement, setting forth the Funds of the Trust for which the Adviser is appointed as the investment adviser and the fees payable to the Adviser with respect to each Fund, is hereby replaced in its entirety by Appendix A attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

DRESDNER RCM GLOBAL                      THE EQUITABLE LIFE ASSURANCE
INVESTORS LLC                            SOCIETY OF THE UNITED STATES


By: /s/ Robert J. Goldstein              By: /s/ Peter D. Noris
   -----------------------------------       -----------------------------------
Name:  Robert J. Goldstein                   Peter D. Noris
Title: Chief Operating Officer &             Executive Vice President
       Managing Director

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                                   APPENDIX A
                               TO AMENDMENT NO. 1
                             TO AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                        DRESDNER RCM GLOBAL INVESTORS LLC

Related Portfolios                             Annual Advisory Fee Rate ***
------------------                             ----------------------------
Large Cap Growth Portfolios, which       0.42% of the Dresdner Allocated
shall consist of the following           Portions' average daily net assets up
Allocated Portion and Other Allocated    to and including $100 million; 0.25% of
Portion** (collectively referred to as   the Dresdner Allocated Portions'
"Large Cap Growth Portfolios"):          average daily net assets over $100
                                         million up to and including $400
AXA Premier Large Cap Growth Fund*       million; 0.20% of the Dresdner
AXA Premier VIP Large Cap Growth         Allocated Portions' average daily net
Portfolio*                               assets over $400 million up to and
                                         including $1 billion; and 0.15% of the
                                         Dresdner Allocated Portions' average
                                         daily net assets in excess of $1
                                         billion

Health Care Portfolios, which shall      0.75% of the Dresdner Allocated
consist of the following Allocated       Portions' average daily net assets up
Portion and Other Allocated Portion**    to and including $100 million; and
(collectively referred to as "Health     0.70% of the Dresdner Allocated
Care Portfolios"):                       Portions' average daily net assets in
                                         excess of $100 million and up to and
AXA Premier Health Care Fund*            including $250 million; and 0.60% of
AXA Premier VIP Health Care Portfolio*   the Dresdner Allocated Portions'
                                         average daily net assets in excess of
                                         $250 million

Technology Portfolios, which shall       0.70% of the Dresdner Allocated
consist of the following Allocated       Portions' average daily net assets up
Portion and Other Allocated Portion**    to and including $50 million; 0.65% of
(collectively referred to as             the Dresdner Allocated Portions'
"Technology Portfolios"):                average daily net assets in excess of
                                         $50 million and up to and including
AXA Premier Technology Fund*             $100 million; 0.60% of the Dresdner
AXA Premier VIP Technology Portfolio*    Allocated Portions' average daily net
EQ/Technology Portfolio*                 assets in excess of $100 million and
                                         up to and including $200 million and
                                         0.55% of the Dresdner Allocated
                                         Portions' average daily net assets in
                                         excess of $200 million

* Fee to be paid with respect to this Fund shall be based only on the portion of the Fund's average daily net assets advised by the Adviser, which may be referred to as the "Dresdner Allocated Portion."

** Other Allocated Portions are other registered investment companies (or series or portions thereof) that are managed by the Manager and advised by the Adviser, which are classified as "Large Cap Growth Portfolios," "Health Care Portfolios," or "Technology Portfolios."

*** The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the

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annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Allocated Portion is the portion of the daily advisory fee for the Related Portfolios equal to the Allocated Portion's net assets relative to the aggregate net assets of the Related Portfolios, including the Allocated Portion, used in the fee calculation.